N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 27, 2020

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance
CHICAGO, IL – January 27, 2020 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2019. All Common Stock and OP Units as well as per share results reflect the two for one stock split that was completed on October 15, 2019. Additionally, all per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Year Ended December 31, 2019
For the quarter ended December 31, 2019, total revenues increased $15.1 million, or 6.2 percent, to $258.6 million compared to $243.5 million for the same period in 2018. For the quarter ended December 31, 2019, net income available for Common Stockholders increased $4.8 million, or $0.02 per Common Share, to $55.0 million, or $0.30 per Common Share, compared to $50.2 million, or $0.28 per Common Share, for the same period in 2018.
For the year ended December 31, 2019, total revenues increased $50.6 million, or 5.1 percent, to $1,037.3 million compared to $986.7 million for the same period in 2018. For the year ended December 31, 2019, net income available for Common Stockholders increased $66.5 million, or $0.35 per Common Share, to $279.1 million, or $1.54 per Common Share, compared to $212.6 million, or $1.19 per Common Share, for the same period in 2018.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended December 31, 2019, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $9.1 million, or $0.05 per Common Share, to $99.5 million, or $0.52 per Common Share, compared to $90.4 million, or $0.47 per Common Share, for the same period in 2018. For the year ended December 31, 2019, FFO available for Common Stock and OP Unit holders increased $34.0 million, or $0.15 per Common Share, to $406.0 million, or $2.11 per Common Share, compared to $372.0 million, or $1.96 per Common Share, for the same period in 2018.
For the quarter ended December 31, 2019, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $7.2 million, or $0.04 per Common Share, to $99.5 million, or $0.52 per Common Share, compared to $92.3 million, or $0.48 per Common Share, for the same period in 2018. For the year ended December 31, 2019, Normalized FFO available for Common Stock and OP Unit holders increased $33.9 million, or $0.15 per Common Share, to $401.8 million, or $2.09 per Common Share, compared to $367.9 million, or $1.94 per Common Share, for the same period in 2018.
For the quarter ended December 31, 2019, property operating revenues, excluding deferrals, increased $16.5 million to $248.7 million compared to $232.2 million for the same period in 2018. For the year ended December 31, 2019, property operating revenues, excluding deferrals, increased $60.5 million to $996.5 million compared to $936.0 million for the same period in 2018. For the quarter ended December 31, 2019, income from property operations, excluding deferrals and property management, increased $8.2 million to $147.0 million compared to $138.8 million for the same period in 2018. For the year ended December 31, 2019, income from property operations, excluding deferrals and property management, increased $33.7 million to $581.4 million compared to $547.7 million for the same period in 2018.
For the quarter ended December 31, 2019, Core property operating revenues, excluding deferrals, increased approximately 5.3 percent and Core income from property operations, excluding deferrals and property management,

i

increased approximately 4.6 percent compared to the same period in 2018. For the year ended December 31, 2019, Core property operating revenues, excluding deferrals, increased approximately 4.7 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.0 percent compared to the same period in 2018.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of January 27, 2020, we own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 156,513 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, January 28, 2020, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2020, including estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the effect from any breach of our, or any of our vendors', data management systems;

•	the dilutive effects of issuing additional securities;

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

ii

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Bank of America Securities	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski	Drew T. Babin

Wells Fargo Securities
Todd Stender

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

4Q 2019 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data (adjusted for stock split), unaudited)

	As of and for the Three Months Ended
	Dec 31, 2019	Sept 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Operating Information
Total revenues	$258.6	$271.2	$248.4	$259.1	$243.5
Net income	$58.1	$68.2	$49.1	$120.5	$53.4
Net income available for Common Stockholders	$55.0	$64.5	$46.4	$113.3	$50.2
Adjusted EBITDAre (1)	$124.5	$127.0	$117.7	$133.3	$117.9
FFO available for Common Stock and OP Unit holders (1)(2)	$99.5	$108.6	$89.8	$108.0	$90.4
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$99.5	$102.7	$91.9	$107.7	$92.3
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$84.6	$88.4	$79.1	$97.6	$80.4

Common Stock and OP Units Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	192,581	192,574	192,562	191,470	191,334
Weighted average Common Stock and OP Units outstanding - Fully Diluted	192,458	192,400	191,860	191,248	191,154
Net income per Common Share - Fully Diluted (3)	$0.30	$0.35	$0.26	$0.63	$0.28
FFO per Common Share and OP Unit - Fully Diluted	$0.52	$0.56	$0.47	$0.56	$0.47
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.52	$0.53	$0.48	$0.56	$0.48
Dividends per Common Share	$0.3063	$0.3063	$0.3063	$0.3063	$0.2750

Balance Sheet
Total assets	$4,151	$4,137	$4,014	$4,009	$3,926
Total liabilities	$2,829	$2,818	$2,707	$2,752	$2,732

Market Capitalization
Total debt (4)	$2,432	$2,406	$2,300	$2,372	$2,386
Total market capitalization (5)	$15,988	$15,270	$13,983	$13,315	$11,678

Ratios
Total debt / total market capitalization	15.2%	15.8%	16.4%	17.8%	20.4%
Total debt / Adjusted EBITDAre (6)	4.8	4.9	4.7	4.9	5.1
Interest coverage (7)	4.9	4.8	4.7	4.6	4.5
Fixed charges(8)	4.8	4.7	4.6	4.5	4.5

______________________

1.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

3.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4.	Excludes deferred financing costs of approximately $24.0 million as of December 31, 2019.

5.	See page 16 for the calculation of market capitalization as of December 31, 2019.

6.	Calculated using trailing twelve months Adjusted EBITDAre.

7.	Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.

8.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2019 Supplemental information	2	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data (adjusted for stock split))

	December 31, 2019	December 31, 2018
	(unaudited)
Assets
Investment in real estate:
Land	$1,525,407	$1,408,832
Land improvements	3,336,070	3,143,745
Buildings and other depreciable property	881,572	720,900
	5,743,049	5,273,477
Accumulated depreciation	(1,776,224)	(1,631,888)
Net investment in real estate	3,966,825	3,641,589
Cash and restricted cash	28,860	68,974
Notes receivable, net	37,558	35,041
Investment in unconsolidated joint ventures	20,074	57,755
Deferred commission expense	41,149	40,308
Other assets, net	56,809	46,227
Assets held for sale, net	—	35,914
Total Assets	$4,151,275	$3,925,808

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,049,509	$2,149,726
Term loan, net	198,949	198,626
Unsecured line of credit	160,000	—
Accounts payable and other liabilities	124,665	102,854
Deferred revenue – upfront payments from membership upgrade sales	126,814	116,363
Deferred revenue – annual membership subscriptions	10,599	10,055
Accrued interest payable	8,639	8,759
Rents and other customer payments received in advance and security deposits	91,234	81,114
Distributions payable	58,978	52,617
Liabilities related to assets held for sale	—	12,350
Total Liabilities	2,829,387	2,732,464
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2019 and December 31, 2018; none issued and outstanding.	—	—
Common stock, $0.01 par value, 400,000,000 and 200,000,000 shares authorized as of December 31, 2019 and December 31, 2018, respectively; 182,089,595 and 179,842,036 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	1,812	1,792
Paid-in capital	1,402,696	1,328,495
Distributions in excess of accumulated earnings	(154,318)	(211,034)
Accumulated other comprehensive income (loss)	(380)	2,299
Total Stockholders’ Equity	1,249,810	1,121,552
Non-controlling interests – Common OP Units	72,078	71,792
Total Equity	1,321,888	1,193,344
Total Liabilities and Equity	$4,151,275	$3,925,808

4Q 2019 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental income	$218,946	$203,864	$879,635	$821,114
Annual membership subscriptions	12,963	12,162	51,015	47,778
Membership upgrade sales current period, gross	4,502	3,222	19,111	15,191
Membership upgrade sales upfront payments, deferred, net	(2,238)	(1,191)	(10,451)	(7,380)
Other income	11,165	12,944	43,063	51,935
Gross revenues from home sales	11,917	9,311	34,655	36,064
Brokered resale and ancillary services revenues, net	(1,071)	204	3,493	3,584
Interest income	1,822	1,867	7,207	7,525
Income from other investments, net	634	1,068	9,528	10,842
Total revenues	258,640	243,451	1,037,256	986,653

Expenses:
Property operating and maintenance	79,939	75,438	333,520	319,839
Real estate taxes	16,742	15,077	62,338	55,892
Sales and marketing, gross	3,897	2,857	15,583	12,542
Membership sales commissions, deferred, net	(326)	(69)	(1,219)	(813)
Property management	13,834	12,994	56,509	53,736
Depreciation and amortization	39,325	35,510	152,110	137,209
Cost of home sales	11,866	9,527	35,096	37,475
Home selling expenses	1,183	946	4,401	4,095
General and administrative	7,835	11,161	35,679	37,684
Other expenses	438	387	2,865	1,483
Early debt retirement	—	1,071	1,491	1,071
Interest and related amortization	26,259	26,515	104,223	104,993
Total expenses	200,992	191,414	802,596	765,206
Gain on sale of real estate, net	—	—	52,507	—
Income before equity in income of unconsolidated joint ventures	57,648	52,037	287,167	221,447
Equity in income of unconsolidated joint ventures	478	1,343	8,755	4,939
Consolidated net income	58,126	53,380	295,922	226,386

Income allocated to non-controlling interests – Common OP Units	(3,166)	(3,206)	(16,783)	(13,774)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$54,952	$50,166	$279,123	$212,596

4Q 2019 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 7 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 18 - 20.

4Q 2019 Supplemental information	5	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data (adjusted for stock split), unaudited)

Quarter Ended
December 31, 2019
Income from property operations, excluding deferrals and property management - 2019 Core (1)	$139.5
Income from property operations, excluding deferrals and property management - Non-Core (1)	7.5
Property management and general and administrative	(21.7)
Other income and expenses	0.5
Interest and related amortization	(26.3)
Normalized FFO and FFO available for Common Stock and OP Unit holders (2)	$99.5

Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.52
FFO per Common Share and OP Unit - Fully Diluted	$0.52

Normalized FFO available for Common Stock and OP Unit holders (2)	$99.5
Non-revenue producing improvements to real estate (2)	(14.9)
FAD for Common Stock and OP Unit holders (2)	$84.6

Weighted average Common Stock and OP Units - Fully Diluted	192.5

__________________________

1.
See page 9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

4Q 2019 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data (adjusted for stock split), unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net income available for Common Stockholders	$54,952	$50,166	$279,123	$212,596
Income allocated to non-controlling interests – Common OP Units	3,166	3,206	16,783	13,774
Membership upgrade sales upfront payments, deferred, net	2,238	1,191	10,451	7,380
Membership sales commissions, deferred, net	(326)	(69)	(1,219)	(813)
Depreciation and amortization	39,325	35,510	152,110	137,209
Depreciation on unconsolidated joint ventures	176	426	1,223	1,816
Gain on sale of real estate, net	—	—	(52,507)	—
FFO available for Common Stock and OP Unit holders	99,531	90,430	405,964	371,962
Early debt retirement	—	1,071	2,085	1,071
Insurance proceeds due to catastrophic weather event and other, net (1)	—	800	(6,205)	(5,125)
Normalized FFO available for Common Stock and OP Unit holders	99,531	92,301	401,844	367,908
Non-revenue producing improvements to real estate	(14,889)	(11,864)	(52,159)	(44,829)
FAD for Common Stock and OP Unit holders	$84,642	$80,437	$349,685	$323,079

Net income available per Common Share - Basic	$0.30	$0.28	$1.54	$1.19
Net income available per Common Share - Fully Diluted (2)	$0.30	$0.28	$1.54	$1.19

FFO per Common Share and OP Unit - Basic	$0.52	$0.47	$2.12	$1.96
FFO per Common Share and OP Unit - Fully Diluted	$0.52	$0.47	$2.11	$1.96

Normalized FFO per Common Share and OP Unit - Basic	$0.52	$0.48	$2.10	$1.94
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.52	$0.48	$2.09	$1.94

Average Common Stock - Basic	181,664	179,140	180,805	177,928
Average Common Stock and OP Units - Basic	192,157	190,632	191,739	189,514
Average Common Stock and OP Units - Fully Diluted	192,458	191,154	191,995	190,110

______________________

1.
Includes $0.8 million, $6.2 million and $6.7 million of insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma for the quarter ended December 31, 2018 and for the years ended 2019 and 2018, respectively. Also includes $1.6 million related to settlement of a previously disclosed civil investigation by certain California district attorneys for the quarter and year ended December 31, 2018.

2.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2019 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Community base rental income (2)	$138.5	$132.2	$547.6	$518.2
Rental home income	3.9	3.7	14.9	14.3
Resort and marina base rental income (3)	65.1	56.1	269.9	239.9
Annual membership subscriptions	13.0	12.2	51.0	47.8
Membership upgrade sales current period, gross	4.5	3.2	19.1	15.2
Utility and other income (4)	23.7	24.8	94.0	100.6
Property operating revenues	248.7	232.2	996.5	936.0

Property operating, maintenance and real estate taxes (5)	96.3	88.6	394.0	368.9
Rental home operating and maintenance	1.5	1.9	5.6	6.9
Sales and marketing, gross	3.9	2.9	15.5	12.5
Property operating expenses	101.7	93.4	415.1	388.3
Income from property operations, excluding deferrals and property management (1)	$147.0	$138.8	$581.4	$547.7

Manufactured home site figures and occupancy averages:
Total sites	72,149	72,735	72,128	72,020
Occupied sites	68,456	68,906	68,428	68,120
Occupancy %	94.9%	94.7%	94.9%	94.6%
Monthly base rent per site	$675	$639	$667	$634

Resort and marina base rental income:
Annual	$46.5	$38.9	$169.0	$148.1
Seasonal	9.3	8.6	41.5	37.7
Transient	9.3	8.6	59.4	54.1
Total resort and marina base rental income	$65.1	$56.1	$269.9	$239.9

____________________

1.	Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.

2.	See the manufactured home site figures and occupancy averages included below within this table.

3.	See resort and marina base rental income detail included below within this table.

4.
Includes Hurricane Irma insurance recovery revenues of $0.8 million, which we have identified as business interruption related to Non-Core properties for the year ended December 31, 2019, and Hurricane Irma insurance recovery revenues of $1.2 million and $7.7 million, of which we have identified $1.2 million and $4.9 million as business interruption related to Non-Core properties, for the quarter and year ended December 31, 2018, respectively.

5.	Includes bad debt expense for the periods presented. For the year ended December 31, 2018, expenses include debris removal and cleanup costs related to Hurricane Irma of $2.6 million.

4Q 2019 Supplemental information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	Change (2)	2019	2018	Change (2)
Community base rental income (3)	$134.7	$127.7	5.5%	$531.9	$505.3	5.3%
Rental home income	3.9	3.4	13.9%	14.8	13.1	12.8%
Resort base rental income (4)	56.2	53.5	5.3%	243.8	233.4	4.5%
Annual membership subscriptions	13.0	12.2	6.5%	51.0	47.8	6.7%
Membership upgrade sales current period, gross	4.5	3.2	39.7%	19.1	15.2	25.8%
Utility and other income (5)	22.8	23.3	(2.4)%	90.6	93.5	(3.2)%
Property operating revenues	235.1	223.3	5.3%	951.2	908.3	4.7%

Property operating, maintenance and real estate taxes (6) (7)	90.2	85.3	5.8%	372.9	358.4	4.1%
Rental home operating and maintenance	1.5	1.8	(16.7)%	5.6	6.5	(13.9)%
Sales and marketing, gross	3.9	2.8	36.7%	15.5	12.5	24.3%
Property operating expenses	95.6	89.9	6.3%	394.0	377.4	4.4%
Income from property operations, excluding deferrals and property management (1)	$139.5	$133.4	4.6%	$557.2	$530.9	5.0%

Occupied sites (8)	66,712	66,311

Core manufactured home site figures and occupancy averages:
Total sites	69,706	69,573		69,652	69,553
Occupied sites	66,584	66,196		66,441	66,046
Occupancy %	95.5%	95.1%		95.4%	95.0%
Monthly base rent per site	$674	$643		$667	$638

Resort base rental income:
Annual	$39.7	$37.7	5.5%	$154.3	$145.7	6.0%
Seasonal	8.7	8.2	6.6%	37.7	36.3	4.0%
Transient	7.8	7.6	2.4%	51.8	51.4	0.8%
Total resort base rental income	$56.2	$53.5	5.3%	$243.8	$233.4	4.5%

______________________

1.	Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See Core manufactured home site figures and occupancy averages included below within this table.

4.	See Core resort base rental income detail included below within this table.

5.	Includes Hurricane Irma insurance recovery revenues of $2.4 million for the year ended December 31, 2018.

6.
Real estate tax expense for the quarter ended December 31, 2019 includes incremental full year 2019 costs incurred during the quarter as a result of an increase in assessed tax values at certain properties for the year ended December 31, 2019. For the year ended December 31, 2018, expenses resulting from Hurricane Irma were $2.2 million, which were incurred during the first quarter of 2018.

7.	Includes bad debt expense for the periods presented.

8.	Occupied sites are presented as of the end of the period. Occupied sites have increased by 401 from 66,311 at December 31, 2018.

4Q 2019 Supplemental information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2019	December 31, 2019
Community base rental income	$3.8	$15.7
Rental home income	—	0.1
Resort and marina base rental income	8.9	26.1
Utility and other income (2)	0.9	3.4
Property operating revenues	13.6	45.3

Property operating expenses (3)	6.1	21.1
Income from property operations, excluding deferrals and property management (1)	$7.5	$24.2

______________________

1.	Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.

2.	Includes Hurricane Irma insurance recovery revenues of $0.8 million, which we have identified as business interruption for the year ended December 31, 2019.

3.	Includes bad debt expense for the periods presented.

4Q 2019 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Manufactured homes:
Rental operations revenues (1)	$11.7	$11.0	$45.9	$44.0
Rental operations expense	1.5	1.8	5.6	6.5
Income from rental operations	10.2	9.2	40.3	37.5
Depreciation on rental homes (2)	2.8	2.4	10.4	9.3
Income from rental operations, net of depreciation	$7.4	$6.8	$29.9	$28.2

Occupied rentals: (3)
New	3,175	2,728
Used	791	1,224
Total occupied rental sites	3,966	3,952

	As of December 31, 2019		As of December 31, 2018
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$226.0	$191.0	$158.6	$136.5
Used	20.9	9.0	29.5	14.5
Total rental homes	$246.9	$200.0	$188.1	$151.0

______________________

1.
For both quarters ended December 31, 2019 and 2018, approximately $7.8 million and $7.6 million, respectively, of the rental operations revenue is included in the Community base rental income in the Core Income from Property Operations on page 9. For both years ended December 31, 2019 and 2018, approximately $31.2 million and $30.8 million, respectively, of the rental operations revenue is included in the Community base rental income in the Core Income from Property Operations on page 9.The remainder of the rental operations revenue is included in Rental home income for the quarters and years ended December 31, 2019 and 2018 in the Core Income from Property Operations on page 9.

2.	Depreciation on rental homes in our Core portfolio is included in Depreciation and amortization in the Consolidated Income Statements on page 4.

3.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended December 31, 2019 and 2018 were 289 and 279 homes rented through our ECHO joint venture, respectively. For the quarters ended December 31, 2019 and 2018, the rental home investment associated with our ECHO joint venture totaled approximately $10.9 million and $9.8 million, respectively.

4.
Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. At December 31, 2019 and 2018, our investment in the ECHO joint venture was approximately $16.9 million and $16.2 million, respectively.

4Q 2019 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of December 31, 2019
Sites
Community sites	72,100
Resort sites:
Annuals	29,600
Seasonal	10,200
Transient	14,100
Marina slips	2,300
Membership (1)	24,600
Joint Ventures (2)	3,600
Total	156,500

Home Sales - Select Data
	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Total New Home Sales Volume (3)	160	139	496	556
New Home Sales Volume - ECHO joint venture	15	26	65	100
New Home Sales Gross Revenues (3)	$9,942	$7,190	$27,434	$27,833

Total Used Home Sales Volume	200	249	827	1,091
Used Home Sales Gross Revenues	$1,975	$2,121	$7,221	$8,231

Brokered Home Resales Volume	193	175	868	852
Brokered Home Resale Revenues, net	$295	$281	$1,372	$1,290

______________________

1.	Sites primarily utilized by approximately 115,700 members. Includes approximately 5,900 sites rented on an annual basis.

2.	Joint ventures have approximately 2,900 annual Sites, 400 seasonal Sites, and 300 transient Sites.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

4Q 2019 Supplemental information	12	Equity LifeStyle Properties, Inc.

2020 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2020 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ending	Year Ending
	March 31, 2020	December 31, 2020
Income from property operations, excluding deferrals and property management - Core (2)	$161.9	$606.9
Income from property operations - Non-Core (3)	2.7	11.9
Property management and general and administrative	(25.2)	(96.0)
Other income and expenses	2.2	10.2
Interest and related amortization	(26.8)	(106.3)
Normalized FFO and FFO available for Common Stock and OP Unit holders	114.8	426.7
Depreciation and amortization	(38.7)	(151.5)
Deferral of membership upgrade sales upfront payments and membership sales commission, net	(1.8)	(9.9)
Income allocated to non-controlling interest-Common OP Units	(4.0)	(14.4)
Net income available for Common Stockholders	$70.3	$250.9

Net income per Common Share - Fully Diluted (4)	$0.37 - $0.41	$1.35 - $1.41
FFO per Common Share and OP Unit - Fully Diluted	$0.58 - $0.62	$2.19 - $2.25
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.58 - $0.62	$2.19 - $2.25

Weighted average Common Stock outstanding - Fully Diluted	192.6	192.7

______________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2020 Core Guidance Assumptions. Amount represents 2019 Income from property operations, excluding deferrals and property management, from the 2020 Core properties of $153.1 million multiplied by an estimated growth rate of 5.7% and $575.5 million multiplied by an estimated growth rate of 5.5% for the quarter and year ending December 31, 2020, respectively.

3.	See page 14 for 2020 Non-Core Guidance Assumptions.

4.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2019 Supplemental information	13	Equity LifeStyle Properties, Inc.

2020 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	First Quarter 2020	Year Ended	2020
	March 31, 2019	Growth Factors (2)	December 31, 2019	Growth Factors (2)
Community base rental income	$134.8	4.9%	$547.2	4.4%
Rental home income	3.5	12.4%	14.8	3.9%
Resort base rental income (3)	72.2	6.0%	260.3	5.0%
Annual membership subscriptions	12.3	4.7%	51.0	4.4%
Membership upgrade sales current period, gross	3.8	8.3%	19.1	6.5%
Utility and other income	23.7	4.8%	92.8	2.4%
Property operating revenues	250.3	5.4%	985.2	4.4%

Property operating, maintenance and real estate taxes (4)	92.6	4.7%	388.5	2.9%
Rental home operating and maintenance	1.2	(0.5)%	5.6	1.9%
Sales and marketing, gross	3.4	9.8%	15.6	4.7%
Property operating expenses	97.2	4.9%	409.7	2.9%
Income from property operations, excluding deferrals and property management	$153.1	5.7%	$575.5	5.5%

Resort base rental income:
Annual	$39.1	6.6%	$161.4	5.5%
Seasonal	21.1	6.8%	41.3	6.0%
Transient	12.0	2.8%	57.6	3.0%
Total resort base rental income	$72.2	6.0%	$260.3	5.0%

2020 Non-Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	March 31, 2020	December 31, 2020
Community base rental income	$—	$0.1
Rental home income	—	—
Resort and marina base rental income	5.4	23.7
Utility and other income	0.5	2.4
Property operating revenues	5.9	26.2

Property operating expenses (4)	3.2	14.3
Income from property operations, excluding deferrals and property management	$2.7	$11.9

___________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual income from property operations could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
Management’s estimate of the growth of property operations in the 2020 Core Properties compared to actual 2019 performance. Represents the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth for Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See resort base rental income detail included below within this table.

4.	Includes bad debt expense for the periods presented.

4Q 2019 Supplemental information	14	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	2016	2017	2018	2019	2020 (1)
Member Count (2)	104,728	106,456	111,094	115,680	120,000
Thousand Trails Camping Pass (TTC) Origination	29,576	31,618	37,528	41,484	42,700
TTC Sales	12,856	14,128	17,194	19,267	20,300
RV Dealer TTC Activations	16,720	17,490	20,334	22,217	22,400
Number of annuals (3)	5,756	5,843	5,888	5,938	6,100
Number of upgrade sales (4)	2,477	2,514	2,500	2,919	3,200

(In thousands, unaudited)
Annual membership subscriptions	$45,036	$45,798	$47,778	$51,015	$53,200
Resort base rental income from annuals	$15,413	$16,841	$18,363	$19,634	$21,200
Resort base rental income from seasonals/transients	$17,344	$18,231	$19,840	$20,181	$21,800
Upgrade contract initiations (5)	$12,312	$14,130	$15,191	$19,111	$20,350
Utility and other income	$2,442	$2,254	$2,410	$2,422	$2,000

______________________

1.
Guidance estimate. Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	Members who rent a specific site for an entire year in connection with their membership subscriptions.

4.
Existing members who have upgraded agreements are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

5.	Revenues associated with membership upgrades are included in membership upgrade sales current period, gross on our Consolidated Income Statements on page 4.

4Q 2019 Supplemental information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2019

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,072	85.2%
Unsecured Debt			360	14.8%
Total Debt (1)			$2,432	100.0%	15.2%

Common Stock	182,089,595	94.6%
OP Units	10,491,222	5.4%
Total Common Stock and OP Units	192,580,817	100.0%
Common Stock price at December 31, 2019	$70.39
Fair Value of Common Stock and OP Units			$13,556	100.0%
Total Equity			$13,556	100.0%	84.8%

Total Market Capitalization			$15,988		100.0%

______________________
1.    Excludes deferred financing costs of approximately $24.0 million.

4Q 2019 Supplemental information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2019
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2020	$48,294	5.18%	$—	—%	$48,294	2.13%	5.18%
2021	168,924	5.01%	—	—%	168,924	7.44%	5.01%
2022	146,002	4.62%	—	—%	146,002	6.43%	4.62%
2023	102,776	5.04%	200,000	3.05%	302,776	13.33%	3.73%
2024	10,634	5.49%	—	—%	10,634	0.47%	5.49%
2025	100,879	3.45%	—	—%	100,879	4.44%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
2028	221,748	4.19%	—	—%	221,748	9.76%	4.19%
2029	—	—%	—	—%	—	—%	—%
Thereafter	1,272,049	4.24%	—	—%	1,272,049	56.01%	4.24%
Total	$2,071,306	4.35%	$200,000	3.05%	$2,271,306	100.0%	4.24%

Unsecured Line of Credit (1)	—		160,000		160,000

Note Premiums	1,110		—		1,110

Total Debt	2,072,416		360,000		2,432,416

Deferred Financing Costs	(22,907)		(1,051)		(23,958)

Total Debt, net	$2,049,509		$358,949		$2,408,458		4.37%	(2)

Average Years to Maturity	13.1		2.7		11.5

______________________

1.	Reflects outstanding balance on the Line of Credit as of December 31, 2019. The Line of Credit matures in October 2021 and had an effective interest rate of 2.59% for the year ended December 31, 2019.
2.Reflects effective interest rate for the year ended December 31, 2019, including amortization of note premiums and deferred financing costs.

4Q 2019 Supplemental information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and b) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

4Q 2019 Supplemental information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2019	2018	2019	2018
Net income available for Common Stockholders	$54,952	$50,166	$279,123	$212,596
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	3,166	3,206	16,783	13,774
Equity in income of unconsolidated joint ventures	(478)	(1,343)	(8,755)	(4,939)
Income before equity in income of unconsolidated joint ventures	57,648	52,037	287,167	221,447
Gain on sale of real estate, net	—	—	(52,507)	—
Membership upgrade sales upfront payments, deferred, net	2,238	1,191	10,451	7,380
Gross revenues from home sales	(11,917)	(9,311)	(34,655)	(36,064)
Brokered resale and ancillary services revenues, net	1,071	(204)	(3,493)	(3,584)
Interest income	(1,822)	(1,867)	(7,207)	(7,525)
Income from other investments, net	(634)	(1,068)	(9,528)	(10,842)
Membership sales commissions, deferred, net	(326)	(69)	(1,219)	(813)
Property management	13,834	12,994	56,509	53,736
Depreciation and amortization	39,325	35,510	152,110	137,209
Cost of home sales	11,866	9,527	35,096	37,475
Home selling expenses	1,183	946	4,401	4,095
General and administrative	7,835	11,161	35,679	37,684
Other expenses	438	387	2,865	1,483
Early debt retirement	—	1,071	1,491	1,071
Interest and related amortization	26,259	26,515	104,223	104,993
Income from property operations, excluding deferrals and property management	146,998	138,820	581,383	547,745
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(1,912)	(1,122)	(9,232)	(6,567)
Property management	(13,834)	(12,994)	(56,509)	(53,736)
Income from property operations	$131,252	$124,704	$515,642	$487,442
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

4Q 2019 Supplemental information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2019	2018	2019	2018
Consolidated net income	$58,126	$53,380	$295,922	$226,386
Interest income	(1,822)	(1,867)	(7,207)	(7,525)
Membership upgrade sales upfront payments, deferred, net	2,238	1,191	10,451	7,380
Membership sales commissions, deferred, net	(326)	(69)	(1,219)	(813)
Real estate depreciation and amortization	39,325	35,510	152,110	137,209
Other depreciation and amortization	438	387	1,774	1,483
Interest and related amortization	26,259	26,515	104,223	104,993
Gain on sale of real estate, net	—	—	(52,507)	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	273	987	3,131	4,112
EBITDAre	124,511	116,034	506,678	473,225
Early debt retirement	—	1,071	2,085	1,071
Insurance proceeds due to catastrophic weather event and other, net	—	800	(6,205)	(5,125)
Adjusted EBITDAre	$124,511	$117,905	$502,558	$469,171
CORE. The Core properties include properties we owned and operated during all of 2018 and 2019. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2018 and 2019. This includes, but is not limited to, four properties and the marinas acquired and five properties sold during 2019, five properties acquired during 2018 and Fiesta Key and Sunshine Key RV Resorts.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

4Q 2019 Supplemental information	20	Equity LifeStyle Properties, Inc.